UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2008

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2008, Intel Corporation (“Intel”), STMicroelectronics NV (“STMicroelectronics”), and certain affiliates of Francisco Partners L.P. (“Francisco Partners” and collectively, the “Parties”) entered into an Amended and Restated Master Agreement (the “Master Agreement”) regarding the formation of a private, independent semiconductor company, Numonyx B.V. (“Numonyx”) that will design, develop and manufacture NOR and NAND flash memory products. The Master Agreement amends and restates the agreement among the Parties dated as of May 22, 2007, and extended on December 22, 2007.

Also on March 30, 2008, the Parties consummated the transactions contemplated by the Master Agreement, including the execution by Intel, certain subsidiaries of Intel, Numonyx, and certain subsidiaries of Numonyx, of an asset transfer agreement (the “Intel Asset Transfer Agreement”), pursuant to which Intel and its subsidiaries transferred assets related to Intel’s NOR flash memory business and certain assets related to its phase change memory initiatives in exchange for an equity interest in Numonyx, a note receivable and a license to all transferred patents, trade secrets and copyrights. The equity interest held by Intel and its subsidiaries constitutes a 45.1% ownership interest in Numonyx. The note receivable held by Intel will have a contractual amount of approximately $144.4 million. The notes receivable are subordinated to the senior loan and Francisco Partners’ preferential payout (see below), and will be deemed extinguished in liquidation events that generate proceeds insufficient to repay the senior loan and Francisco Partners’ preferential payout.

STMicroelectronics entered into a substantially similar asset contribution agreement, pursuant to which it contributed assets related to its NOR and NAND flash memory business in exchange for a 48.6% ownership interest in Numonyx and a note receivable with a contractual amount of approximately $155.6 million. Francisco Partners acquired the remaining 6.3% ownership interest in Numonyx in exchange for a cash investment of $150 million and a note receivable with a contractual amount of $20 million. In addition, Francisco Partners has a preferential payout right of 1.85x on its cash investment that is senior to the investments of Intel and STMicroelectronics in the event of an initial public offering, change in control, bankruptcy or liquidation of Numonyx.

Intel’s investment in Numonyx will be recorded within other long-term assets on Intel’s balance sheet. Intel’s proportionate share of Numonyx’s income or loss will be recognized on a one quarter lag using the equity method of accounting.

As part of the transactions, Intel entered into supply agreements with Numonyx involving the manufacture and the assembly and test of NOR flash memory products for Numonyx through the end of the year. Intel entered into a transition services agreement with Numonyx to provide certain services such as supply chain, information technology, finance support and other services for up to one year.

The above description of the terms of the Master Agreement and Intel Asset Transfer Agreement are qualified in their entireties by reference to the full text of the agreements which will be filed as exhibits to our quarterly report on Form 10-Q for the first quarter of 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Intesa Sanpaolo S.p.A and Unicredit Banca d’Impresa S.p.A, as lenders, and Numonyx, as borrower, have entered into an unsecured, senior credit facility of up to $550 million, including a $450 million term loan and a $100 million revolving loan. Numonyx will fully draw down the term loan of $450 million at closing. The loan has a four year term. Intel and STMicroelectronics have each provided the lenders with a several guarantee of 50% of Numonyx’s payment obligations under the credit facility. Intel’s guarantee is effective as of March 31, 2008 and the maximum amount of Intel’s obligation under this guarantee is $275 million in principal, plus any accrued unpaid interest, expenses of the lenders and penalties. Intel’s guarantee can be triggered by a monetary default of Numonyx or, in certain circumstances, can be triggered by events affecting the creditworthiness of STMicroelectronics.

Item 1.01 is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities

Approximately 2,500 employees of Intel’s NOR flash memory business will become employees of Numonyx as part of the transactions discussed above.

We estimate that we will record an additional non-cash impairment charge of approximately $300 million related to the assets of our NOR flash memory business in the first quarter of 2008. We recorded a non-cash impairment charge of $85 million in the fourth quarter of 2007. Our consolidated results for the first quarter of 2008 will include the results of the NOR flash business.

Item 1.01 is incorporated herein by reference.

Item 2.06	Material Impairments.

Item 1.01 and Item 2.05 are incorporated herein by reference.

This Form 8-K contains forward-looking statements regarding Numonyx’s future operations and future impairments and charges that Intel may incur. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements are risks arising from the ability of Intel and Numonyx to retain key employees and customer and supplier relationships; the potential for unexpected liabilities related to the disposition of the assets; and litigation or regulatory matters involving intellectual property, antitrust and other issues that could affect the future operation of Numonyx and/or Intel’s or other entities’ dealings with Numonyx. In addition, the amount of impairment charges Intel recognizes could vary from the above estimates based on the final accounting and valuations of the assets involved in the transactions.

Please refer to the documents that Intel files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. The filings by Intel identify and address other important factors that could affect its relationship with Numonyx and could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in Intel’s other filings. Intel is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibit is filed as part of this Report:

Exhibit Number	Description
99.1	Press release dated March 31, 2008 announcing the closing of the transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: March 31, 2008	Cary I. Klafter Corporate Secretary